Exhibit 21

SUBSIDIARIES OF ABBOTT LABORATORIES

The following is a list of subsidiaries of Abbott Laboratories.  Abbott Laboratories is not a subsidiary of any other corporation.  Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories’ subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries	Incorporation

Abbott Bioresearch Center, Inc.	Delaware

Abbott Cardiovascular Inc.	Delaware

Abbott Chemicals Plant, Inc.	Puerto Rico

Abbott Equity Investments LLC	Delaware

Abbott Exchange Inc.	Delaware

Abbott Fermentation Products De Puerto Rico, Inc.	Puerto Rico

Abbott Health Products, Inc.	Delaware

Abbott Home Infusion Services of New York, Inc.	New York

Abbott International Ltd.	Delaware

Abbott International Ltd. of Puerto Rico	Puerto Rico

Abbott Investment Holdings Company, LLC	Delaware

Abbott Laboratories Inc.	Delaware

Abbott Laboratories International Co.	Illinois

Abbott Laboratories Pacific Ltd.	Illinois

Abbott Laboratories (Puerto Rico) Incorporated	Puerto Rico

Abbott Laboratories Purchasing Company, LLC	Delaware

Abbott Laboratories Residential Development Fund, Inc.	Illinois

Abbott Laboratories Services Corp.	Illinois

Abbott Management Corporation	Delaware

Abbott Pharmaceutical Corporation	Delaware

Abbott Trading Company, Inc.	Virgin Islands

Abbott Universal Ltd.	Delaware

AVI Corp.	Delaware

BioDisplay Technologies, Inc.	Illinois

CG Nutritionals, Inc.	Delaware

CMM Transportation, Inc.	Delaware

Corvette Acquisition Corp.	Delaware

IMTC Technologies, Inc.	Delaware

Integrated Vascular Systems, Inc.	Delaware

Knoll Pharmaceutical Company	New Jersey

Murex Diagnostics, Inc.	Delaware

North Shore Properties, Inc.	Delaware

Oximetrix, Inc.	Delaware

Perclose, Inc.	Delaware

S&G Nutritionals, Inc.	Delaware

Solartek Products, Inc.	Delaware

Sorenson Research Co., Inc.	Utah

Spinal Concepts, Inc.	Delaware

Swan-Myers, Incorporated	Indiana

TAP Finance Inc.	Delaware	50%*

TAP Pharmaceuticals Inc.	Delaware	50%**

TAP Pharmaceutical Products Inc.	Delaware	50%

Tobal Products Incorporated	Illinois

*                                         TAP Finance Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

**                                  TAP Pharmaceuticals Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

Vysis, Inc.	Delaware

Woodside Biomedical, Inc.	Delaware

ZonePerfect Nutrition Company	Delaware

Foreign Subsidiaries	Country in Which Organized

Abbott Laboratories Argentina, S.A.	Argentina

Abbott Australasia Pty. Limited	Australia

Abbott Australia Holdings (Pty) Ltd.	Australia

Abbott Laboratories Executive Superannuation Pty. Limited	Australia

Abbott Laboratories Superannuation Pty. Limited	Australia

Knoll Australia Pty. Ltd.	Australia

Abbott Gesellschaft m.b.H.	Austria

Abbott Hospitals de Costa Rica Ltd.	Bahamas

Abbott Hospitals Limited	Bahamas

Abbott Laboratories de Costa Rica Ltd.	Bahamas

Abbott Laboratories (Bangladesh) Ltd.	Bangladesh	85%

Murex Diagnostics International, Inc.	Barbados

Abbott, S.A.	Belgium

Abbott Belgian Pension Fund A.S.B.L.	Belgium

Abbott Ireland	Bermuda

Abbott Biotechnology Ltd.	Bermuda

Abbott Laboratorios do Brasil Ltda.	Brazil

Abbott Laboratories, Limited	Canada

International Murex Technologies Corporation	Canada

i-STAT Canada Limited	Canada

Abbott Laboratories de Chile Limitada	Chile

Shanghai Abbott Pharmaceutical Co., Ltd.	China	75%*

Abbott Laboratories de Colombia, S.A.	Colombia

Abbott Laboratories s.r.o.	Czech Republic

Abbott Laboratories A/S	Denmark

Abbott Laboratorios del Ecuador Cia. Ltda.	Ecuador

Abbott Limited Egypt	Egypt

Abbott, S.A. de C.V.	El Salvador

Abbott Equity Holdings Limited	England

Abbott Investments Limited	England

Abbott Laboratories Limited	England

Abbott (UK) Finance Limited	England

Abbott (UK) Holdings Limited	England

Abbott Laboratories Trustee Company Limited	England

Abbott Vascular Devices Limited	England

Abbott Vascular Devices (2) Limited	England

IMTC Holdings (UK) Limited	England

Knoll Limited	England

Knoll Pharma Limited	England

Knoll Pharmaceuticals Ltd.	England

Abbott Asia Holdings Limited	England

Abbott Capital India Limited	England

*                                         Shanghai Abbott Pharmaceutical Co., Ltd. is 75% owned by Abbott Laboratories Ltd. (Hong Kong)

MediSense Britain Limited	England

MediSense Contract Manufacturing Limited	England

MediSense UK Limited	England

Murex Biotech Limited	England

Murex Biotech (UK) Limited	England

Vysis UK Limited	England

Abbott OY	Finland

Abbott France S.A.S.	France

Knoll Sante Active S.A.	France

Vysis S.A.	France

Abbott Holding GmbH	Germany

Abbott GmbH & Co. KG	Germany

Abbott Diagnostics GmbH	Germany

Abbott Management GmbH	Germany

Abbott Vascular Instruments Deutschland GmbH	Germany

GAG Ludwigshafen am Rein,	Germany

Abbott Laboratories (Hellas) S.A.	Greece

Abbott Grenada Limited	Grenada

Abbott Laboratorios, S.A.	Guatemala

Abbott Laboratories Limited	Hong Kong

Abbott Laboratories (Hungary) Ltd.	Hungary

Abind Healthcare Private Limited	India

Abbott India Limited	India	58.2%

Lenbrook Pharmaceuticals Ltd.	India

P. T. Abbott Indonesia	Indonesia	99.99%

Abbott Laboratories, Ireland, Limited	Ireland

Abbott Ireland Limited	Ireland

Abbott Laboratories Vascular Enterprises Limited	Ireland

Abbott Vascular Devices Ireland Limited	Ireland

BiodivYsio Limited	Ireland

Murex Medical Research Limited	Isle of Man

Technology License Company Limited	Isle of Man

Abbott S.p.A.	Italy

Autonomous Employee Welfare Fund for Abbott S.p.A. Dirigenti	Italy

Knoll-Ravizza Italy Farmaceutici S.p.A	Italy

Abbott West Indies Limited	Jamaica	51%

Consolidated Laboratories Limited	Jamaica

Abbott Japan K.K.	Japan

Abbott Japan Co., Ltd.	Japan	82%

Abbott Vascular Devices Japan Co., Ltd.	Japan

Knoll Japan K.K.	Japan

Tofuku Shoii K.K.	Japan

Abbott Korea Limited	Korea

Abbott Laboratories (Malaysia) Sdn. Bhd.	Malaysia

Abbott Laboratories de Mexico, S.A. de C.V.	Mexico

Abbott Logistics B.V.	The Netherlands

Abbott B.V.	The Netherlands

Abbott Laboratories B.V.	The Netherlands

Abbott Finance B.V.	The Netherlands

Abbott Holdings B.V.	The Netherlands

Abbott Vascular Devices Holland B.V.	The Netherlands

Knoll B.V.	The Netherlands

MediSense Europe B.V.	The Netherlands

IMTC Holdings B.V.	The Netherlands

IMTC Finance B.V.	The Netherlands

Abbott Laboratories (N.Z.) Limited	New Zealand

Abbott Norge AS	Norway

Abbott Laboratories (Pakistan) Limited	Pakistan	83.42%

Abbott Laboratories, C.A.	Panama

Abbott Overseas, S.A.	Panama

Abbott Laboratorios S.A.	Peru

Abbott Laboratories (Philippines)	Philippines

Knoll Philippines, Inc.	Philippines*

Abbott Laboratories Sp.z.o.o.	Poland

Abbott Laboratorios, Limitada	Portugal

Abbottfarma - Promoção de Produtos Farmaceuticos, Limitada	Portugal

Abbott Laboratories (Singapore) Private Limited	Singapore

Abbott Laboratories Slovakia s.r.o.	Slovakia

Abbott Laboratories South Africa (Proprietary) Limited	South Africa

Knoll Pharmaceuticals South Africa Pty. Ltd.	South Africa

Abbott Laboratories, S.A.	Spain

Abbott Cientifica, S.A.	Spain

Bioresearch S.A.	Spain

Liade S.A.	Spain

Abbott Scandinavia A.B.	Sweden

Abbott AG	Switzerland

Abbott Laboratories S.A.	Switzerland

Abbott Finance Company S.A.	Switzerland

Knoll AG	Switzerland

Knoll Bio-Research S.A.	Switzerland

Abbott Laboratories Limited	Thailand

Abbott Laboratuarlari Ithalat Ihracat Ve Tecaret Limited Sirketi	Turkey

i-STAT Europe, Inc.	United Kingdom

i-STAT Limited	United Kingdom

Abbott Laboratories Uruguay S.A.	Uruguay

Abbott Laboratories, C.A.	Venezuela